UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

LaSalle Hotel Properties (the “Company”) issued a press release announcing the acquisition of The Park Central Hotel in New York City. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01	OTHER EVENTS.

On December 29, 2011, the Company, through the Company’s operating partnership, LaSalle Hotel Operating Partnership, L.P. (the “Partnership”), acquired The Park Central Hotel for $396.2 million pursuant to a Purchase and Sale Agreement. The 934-room, urban, full service hotel is located on Seventh Avenue, between West 55th and West 56th Streets, in midtown Manhattan. The transaction was funded with cash on hand, borrowings from the Company’s senior unsecured credit facility and the issuance of 296,300 operating partnership units in the Partnership valued at $27.00 per share. The Company received a $9.3 million reduction from the original purchase price in accordance with the terms of the purchase and sale agreement. The purchase price reduction is equal to the hotel’s income after debt service from September 2, 2011 through closing and is reflected in the $396.2 million purchase price. Highgate Holdings will continue to serve as The Park Central Hotel’s manager.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated January 3, 2012, issued by LaSalle Hotel Properties, regarding the acquisition of The Park Central Hotel in New York City

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: January 4, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 3, 2012, issued by LaSalle Hotel Properties, regarding the acquisition of The Park Central Hotel in New York City